HAWKINS ACCOUNTING
                                                     Certified Public Accountant
                                                               135 Rose Court #1
                                                             Campbell, CA  95008
                                        (408) 370 - 3294  FAX:  (408) 871 - 2603




                      CONSENT OF THE INDEPENDENT ACCOUNTANT


As the independent auditor for EAPI Entertainment, Inc. (Formerly Duro Enzyme Products, Inc.), I hereby consent to the incorporation by reference in this Form 10-KSB statement of my report, relating to the audited financial statements dated February 27, 2004 for the year ended September 30, 2003.



/s/  R. Richard Hawkins II

March 17, 2004